UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2023

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 26, 2023, Rogers Corporation, a Massachusetts corporation (the “Company”), announced entry into a settlement agreement (the “Settlement Agreement”) with Starboard Value LP, a Delaware limited partnership, and certain of its affiliates (collectively, “Starboard”). Capitalized terms not defined herein have, unless otherwise indicated herein, the meanings ascribed to such terms in the Settlement Agreement.
Pursuant to the Settlement Agreement, Starboard has agreed to withdraw its notice of shareholder nomination of its six director candidates, and the Company has agreed to, among other things, (i) temporarily increase the size of the Company’s board of directors (the “Board”) from ten (10) to twelve (12) directors; (ii) appoint Armand F. Lauzon, Jr. (the “First Independent Director”) and Anne K. Roby (the “Second Independent Director,” and together with the First Independent Director, the “New Directors”) to the Board; and (iii) nominate the New Directors for election at the 2023 Annual Meeting of shareholders (the “2023 Annual Meeting”) and recommend, support and solicit proxies for the election of each of the New Directors, in the same manner as for the Company’s other director nominees.
The Settlement Agreement further provides, among other things, that:
•immediately following the conclusion of the 2023 Annual Meeting, the Board will take all necessary actions to decrease the size of the Board from twelve (12) to nine (9) directors;
•the Board will immediately appoint the First Independent Director to the Audit Committee and the Compensation and Organization Committee of the Board, and the Second Independent Director to at least two committees of the Board;
•as long as Starboard remains at or above the Minimum Ownership Threshold of 3% of the Company’s then-outstanding Common Stock, in the event the First Independent Director is unable or unwilling to serve as a director of the Company, Starboard will have the right to recommend a replacement to the Board for the First Independent Director reasonably acceptable to the Board pursuant to certain criteria being met, and if the Board does not appoint such candidate to the Board, the Parties will continue to follow the same procedures until a Replacement Director is appointed to the Board;
•as long as Starboard remains at or above the Minimum Ownership Threshold of 3% of the Company’s then-outstanding Common Stock, in the event the Second Independent Director is unable or unwilling to serve as a director of the Company, the Company and Starboard will work in good faith to promptly mutually agree upon a replacement candidate for appointment to the Board;
•the Company will use its reasonable best efforts to hold the 2023 Annual Meeting no later than May 4, 2023;
•Starboard will be subject to customary standstill restrictions, including, among others, with respect to engaging in proxy solicitation and related matters, forming or join any “group” with respect to shares of the Company, encouraging others to pursue a “contested solicitation,” and making proposals at any Stockholder Meeting. The standstill includes certain customary carve-outs;
•during the Standstill Period, Starboard will appear in person or by proxy at the 2023 Annual Meeting and vote all shares of Common Stock beneficially owned by Starboard in favor of all of the Company’s nominees and ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year 2023, and in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay”, “say-on-frequency” and any other Company proposal or stockholder proposal presented at the 2023 Annual Meeting, subject to customary exceptions;
•each of the Parties will not make any public disparaging statements about the other party, subject to certain exceptions;
•unless otherwise mutually agreed in writing by each party, the Settlement Agreement will remain in effect until the earlier of (x) the date that is 15 business days prior to the deadline for the submission of shareholder nominations for the Company’s 2024 Annual Meeting of Shareholders pursuant to the By-Laws, or (y) the date that is 100 days prior to the first anniversary of the 2023 Annual Meeting; and
•the Company will reimburse Starboard for reasonable, documented out-of-pocket costs, fees and expenses incurred in connection with its engagement with the Company, the negotiation and execution of the Settlement Agreement and related matters up to a cap of $350,000.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The disclosure set forth in Item 1.01 above is incorporated herein by reference.
Appointment of New Directors to Board
On February 26, 2023, pursuant to the Settlement Agreement, the Company temporarily increased the size of the Board to twelve (12) directors and appointed Armand F. Lauzon, Jr. and Anne K. Roby to the Board.
Armand F. Lauzon, Jr., age 66, most recently served as President, Chief Executive Officer and as a director of C&D Technologies, Inc., a power conversion systems and electrical power storage company, from March 2015 to January 2020. Prior to that, Mr. Lauzon served as a chief executive officer and board member for three portfolio companies of The Carlyle Group Inc. (NASDAQ: CG), a private equity firm, from 2002 to 2014, including as Chief Executive Officer of Sequa Corporation (“Sequa”), a service provider to the aerospace and metal coating industries, from 2008 to 2014, Chief Operating Officer of Sequa, from July 2008 to December 2008, and a director, from 2007 to 2014. In addition, Mr. Lauzon served as Chief Executive Officer of Zekelman Industries Inc. (f/k/a J.M. Steel Group) (“Zekelman”), a metal tube and pipe manufacturer, from 2006 to 2008, and as Chief Executive Officer and director of Firth Rixon Limited, a precision metal component manufacturing company, from 2002 to 2005. Earlier in his career, Mr. Lauzon served as President of Wyman Gordon, a subsidiary of Precision Castparts Corporation, a provider of structural investment castings, forged components and airfoil castings for aircraft engines which was acquired by Berkshire Hathaway Inc. (NYSE: BRK), from 1999 to 2001. He began his career in a variety of operations positions in the Aircraft Engine Division of General Electric Company (NYSE: GE), from 1979 to 1985. Mr. Lauzon currently serves on the board of directors of Zekelman, since 2005, and Northwest Hardwoods Inc., a hardwood lumber manufacturing company, since 2021. He previously served on the board of directors of GCP Applied Technologies Inc. (NYSE: GCP), a construction products and technologies provider, from May 2020 until its acquisition by Compagnie de Saint-Gobain S.A. in September 2022. Mr. Lauzon received his MBA from the University of New Haven and a B.S. from the University of Massachusetts Boston.
Anne K. Roby, age 58, served as Executive Vice President at Linde plc. (NYSE: LIN) (“Linde”), the world’s leading industrial gases company, until her retirement in 2020. She was a member of Linde’s executive leadership team subsequent to Linde AG’s merger with Praxair and was responsible for global technology, market development, operational excellence, digitalization, procurement, strategic sales, sustainability, and safety, health & environment as well as the Praxair Surface Technologies, Electronic Materials and Helium/Rare Gases businesses. Previously, she oversaw Praxair’s engineering, product line development and project execution. Dr. Roby currently serves on the Board of Trustees for Villanova University. She is also the Chair of the Board for Nuvance Health Network and previously served on the Board of CMC Materials, Inc. (NASDAQ: CCMP). She earned a B.S. degree from Villanova University and PhD in chemical engineering from the University of Delaware. She holds four patents for industrial gas applications.
Mr. Lauzon and Ms. Roby will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s Form 10-K, filed with the SEC on February 22, 2022. Mr. Lauzon is also party to a compensation letter agreement with Starboard, pursuant to which he received cash compensation in connection with Starboard’s notice of shareholder nomination and agreed to use the after-tax proceeds from such compensation to acquire Company securities. Except as otherwise disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between either of Mr. Lauzon, Ms. Roby and any other persons pursuant to which they were appointed to the Board and Mr. Lauzon and Ms. Roby have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the entry into the Settlement Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated as of February 26, 2023, between Rogers Corporation and Starboard.
99.1	Press release dated February 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: February 27, 2023	By:	/s/ Ramakumar Mayampurath
Ramakumar Mayampurath
Senior Vice President, Chief Financial Officer and Treasurer Principal Financial Officer